SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 16, 2005 (December 16, 2005)

Cogent Communications Group, Inc.

(Exact Name of Registrant as

Specified in Charter)

1-31227

(Commission File No.)

52-2337274

(IRS Employer

Identification No.)

Delaware

(State or Other Jurisdiction

of Incorporation)

1015 31st Street N.W.
Washington, DC 20007

(Address of Principal

Executive Offices)

(202) 295-4200

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See description of Receivables Financing agreement under Item 2.03

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

On December 16, 2005, the Company entered into an Amended and Restated Loan and Security Agreement with Silicon Valley Bank concerning an accounts receivable line of credit.  This agreement increases the maximum amount that can be borrowed under the currently existing line of credit from $10.0 million to $20.0 million. This agreement also 1) eliminates a requirement that the Company maintain an unrestricted cash balance of $4.0 million at Silicon Valley Bank and 2) institutes a new financial covenant with which the Company is required to comply.  The annual interest rate applicable to loans under the line of credit is initially the prime rate plus 1.5% and may, in certain circumstances, be reduced to the prime rate plus 0.5%. Upon the occurrence and continuance of certain events of default specified in the loan agreement, Silicon Valley Bank, at its option, may accelerate or declare all or any part of the loans to be immediately due and payable.  Our obligations under the line of credit are secured by a first priority lien in certain of our accounts receivable and other assets and will be guaranteed by all of our material domestic subsidiaries.   The Loan and Security Agreement is attached hereto as exhibit 10.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits:

Exhibit Number	Description

10.1	Amended and Restated Loan and Security Agreement between Silicon Valley Bank and the Company and its subsidiaries, dated December 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date: December 16, 2005	By:	/s/David Schaeffer
David Schaeffer
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Loan and Security Agreement between Silicon Valley Bank and the Company and its subsidiaries, dated December 16, 2005.